Exhibit 10(f)(4)
FOURTH AMENDMENT TO THE
HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN
(Restated effective January 1, 2021)
__________________________
Pursuant to Section 20(a) of the HOWMET AEROSPACE HOURLY RETIREMENT SAVINGS PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan, including as noted below the Sections of the Howmet Aerospace Niles Bargaining Retirement Savings Plan (“Niles Union Plan”) that continue to apply following the merger of the Niles Union Plan into the Plan. This amendment is effective as of January 1, 2024, except as otherwise provided below.
1.    The “DEFINITIONS” section of the Niles Union Plan and the Plan are amended to add the following:

APPLICABLE AGE means     the applicable age and applicable effective dates shown in the following chart:

Date of Birth	Applicable Age	Effective Date
Prior to July 1, 1949	70.5	Before January 1, 2020
On or after July 1, 1949 and prior to January 1, 1951	72	On and after January 1, 2020, but before January 1, 2023
On or after January 1, 1951 and prior to January 1, 1959	73	On and after January 1, 2023, but before January 1, 2033
On or after January 1, 1959 and prior to January 1, 1960	73 or such later age as may be provided by the Code	On and after January 1, 2023, but before January 1, 2033
On or after January 1, 1960	75	On and after January 1, 2033

2.    Subsection (iv) of the definition of “FINANCIAL HARDSHIP” in the Niles Union Plan and the Plan is amended as follows:

(iv)    The Participant represents in writing (including by using an electronic medium as defined in Section 1.401(a)-21(e)(3)), that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need, that the hardship withdrawal is on account of a deemed immediate and heavy financial need, and the amount of the hardship withdrawal is not in excess of the amount required to satisfy such financial need. The Plan Administrator or its Designee may rely on the Participant’s written certification unless the Plan Administrator has actual knowledge to the contrary.
3.    Section 5 of the Niles Union Plan is amended as follows:

Participants are always 100% vested in Retiree Medical Savings Contributions, Participating Employer Contributions, Discretionary Contributions, and any investment earnings attributable thereto held in a Participant’s account.

4.    Sections 11(a)(i) and (ii) of the Niles Union Plan are amended as follows:

(i)    If the Current Market Value of all of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates is less than one thousand dollars ($1,000), then a total distribution of all of the Participant’s vested account balances will be made to the Participant at a time determined by the Plan. If the Current Market Value of all of the Participant’s vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates is greater than one thousand dollars ($1,000) but no more than seven thousand dollars ($7,000), and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in cash, then the distribution will be paid in a direct rollover to an individual retirement account designated by the Benefits Management Committee. The value of any delisted stock that is no longer publicly traded but that is held in the Participant’s Brokerage Account shall not be considered for purposes of the preceding valuation. Any such delisted stock shall be distributed in-kind where the value of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates is no more than seven thousand dollars ($7,000), in a direct rollover to an individual retirement account designated by the Benefits Management Committee. Upon such distribution of de-listed stock, the amounts distributed will be reported for income tax purposes using reasonable methods available at such time and determined by the Plan.

        (ii)    If the Current Market Value of all of the Participant's vested account balances in all defined contribution plans of Howmet Aerospace, its Subsidiaries and Affiliates exceeds seven thousand dollars ($7,000), the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon Participant’s attainment of age 69. Prior to the distribution of the total Current Market Value of the Participant's total account balance, the Participant, or the Beneficiary in the case of a Participant who dies with an account balance in the Plan, may request four partial distributions (subject to a $250.00 minimum) during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates Participant’s service with the Participating Employer.

5.    Section 11(c) of the Niles Union Plan is amended as follows:

(c)    Notwithstanding the foregoing provisions of this Section, distribution of a Participant's account balance (in accordance with Section 12(b)) commences the April 1 of the calendar year next following the later of i) the calendar year in which the Participant attains the Participant’s Applicable Age or ii) the calendar year in which the Participant incurs a Severance from Service Date.
6.    The second paragraph of Section 12(b)(ii) of the Niles Union Plan is amended as follows:

For purposes of this paragraph (b), the "required distribution date" means the date prescribed by Treasury Regulations, as amended from time to time, which is April 1 of the calendar year following the later of i) the calendar year in which the Participant attains the Participant’s Applicable Age or ii) the calendar year in which the Participant incurs a Severance from Service Date.

7.    The second paragraph of Section 12(c) of the Niles Union Plan is amended as follows:

This Section 12 shall be interpreted in a manner consistent with Code § 401(a)(9) and the final Treasury Regulations issued thereunder, including the incidental death benefit requirement in Code § 401(a)(9)(G). All distributions shall be made in accordance with Code § 409(a)(9) and Treasury Regulations §§ 401(a)(9)-2 through 1.401(a)(9)-9, which shall supersede all inconsistent provisions of the Plan. All distributions made to comply with Code § 409(a)(9) will be in the form of a distribution of a Participant’s entire vested account balance. For purposes of Section 401(a)(9), Required Beginning Date shall mean April 1 of the Calendar Year following the calendar year in which the Participant attains the Participant’s Applicable Age for five (5%) owners, within the meaning of Code §416(i), and for all other Participants, April 1 of the calendar year following the calendar year in which such Participant terminates employment with the Employer.

8.    Section 2.2(a) of Appendix D of the Niles Union Plan is amended as follows:

(a)    If the Participant’s sole Designated Beneficiary is the Participant’s surviving spouse, then as otherwise provided in Section 2.4, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the Participant’s Applicable Age, if later.
9.    Section 2 of Schedule D of the Niles Union Plan is amended as follows:

2.    Required Minimum Distributions. Notwithstanding anything to the contrary in Section 11 of the Plan or otherwise, Legacy RMI (or, prior to October 28, 2017, RTI) Participants shall have the right to delay required minimum distributions on all Legacy RMI (or, prior to October 28, 2017, RTI) Plan Balances as of December 31, 2016 until the later of the date the Participant attains the Participant’s Applicable Age or the Participant’s Severance from Service Date.

10.    Sections 12(a)(i) and 12(a)(ii) of the Plan are amended to increase the $5,000 mandatory cash-out limit to $7,000.

11.    Section 12(c) of the Plan is amended as follows:

(c)    Notwithstanding the foregoing provisions of this Section, distribution of a Participant’s account balances commences the April 1 the calendar year in which the Participant attains the Participant’s Applicable Age in accordance with Section 13(b).
12.    The second paragraph of Section 13(b)(ii) of the Plan is amended as follows:

For purposes of this paragraph (b), the "required distribution date" means the date prescribed by Treasury Regulations, as amended from time to time, which is April 1 of the calendar year following the calendar year in which the Participant attains the Participant’s Applicable Age.

13.    The second paragraph of Section 13(c) of the Plan is amended as follows:

This Section 13 shall be interpreted in a manner consistent with Code § 401(a)(9) and the final Treasury Regulations issued thereunder, including the incidental death benefit requirement in Code § 401(a)(9)(G). All distributions shall be made in accordance with Code § 409(a)(9) and Treasury Regulations §§ 401(a)(9)-2 through 1.401(a)(9)-9, which shall supersede all inconsistent provisions of the Plan. All distributions made to comply with Code § 409(a)(9) will be in the form of a distribution of a Participant’s entire vested account balance. For purposes of Section 401(a)(9), Required Beginning Date shall mean April 1 of the Calendar Year following the calendar year in which the Participant attains the Participant’s Applicable Age for five (5%) owners, within the meaning of Code §416(i), and for all other Participants, April 1 of the calendar year following the calendar year in which such Participant terminates employment with the Employer.

14.    Section 2.2(a) of Appendix D of the Plan is amended as follows:

(a)    If the Participant’s sole Designated Beneficiary is the Participant’s surviving spouse, then as otherwise provided in Section 2.4, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained the Participant’s Applicable Age, if later.
15.    Section 2 of Schedule D of the Plan is amended as follows:

2.    Required Minimum Distributions. Notwithstanding anything to the contrary in Section 13 of the Plan or otherwise, Legacy RTI Participants shall have the right to delay required minimum distributions on all Legacy RTI Plan Balances as of December 31, 2016 until the later of the date the Participant attains the Participant’s Applicable Age or the Participant’s Severance from Service Date.

16.    Effective as of April 1, 2023, Schedule B-1 of the Plan is amended to include the following:

Company Code	Company Description	*EE Types	LOC	Location Description	Union Code	Union Description	Match	ERIC
T13	Howmet Corporation	S	WCH	Winsted, Connecticut (Howmet)	N/A	N/A	N/A	Yes

In all other respects, the Plan is unchanged.